UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – July 30, 2010

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zipcode)

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement

On July 30, 2010, IEC Electronics Corp. (the “Company”) entered into the Second Amended and Restated Credit Facility Agreement (the “Credit Agreement”) with Manufacturers Traders and Trust Company, a New York banking corporation (the “Lender”), pursuant to which the Lender has agreed to provide the Company with a new term loan in the principal amount of $2,000,000 (the “Celmet Term Loan”).  This credit facility is in addition to the $25.5  million in aggregate senior secured facilities contained in the Amended and Restated Credit Agreement between the Company and Lender dated December 16, 2009, as amended (the “Prior Agreement”).  The Credit Agreement amends and restates in its entirety the Prior Agreement.

The following is a summary of the new $2,000,000 Celmet Term Loan:

The principal amount of the term loan will be paid in sixty (60) equal monthly installments of $33,333 each.  The Celmet Term Loan matures on July 30, 2015.  Borrowings under the Celmet Term Loan bear interest at LIBOR plus the Applicable Margin, which varies based on the Company’s ratio of Debt/EBITDARS (as that ratio is defined in the Credit Agreement).  The Credit Agreement prescribes a minimum threshold for the LIBOR component of interest, which is above the current market level of LIBOR.  The Celmet Term Loan currently bears interest at 3.75%.

The senior secured credit facilities provided for in the Prior Agreement and the other terms and conditions contained in the Prior Agreement remain in full force and effect, and are summarized in the Company’s Current Report on Form 8-K filed on December 23, 2009 and in Note 3 to the Company’s Consolidated Financial Statements contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 25, 2010.

The proceeds of the Celmet Term Loan were used for the purchase of the assets of Celmet Co., Inc. as described below under Item 8.01.

Item 8.01	Other Events

On July 30, 2010, the Company acquired certain assets and assumed certain liabilities of Celmet Co., Inc. (“Celmet”), a precision sheet metal fabrication, component assembly and metal stamping privately-held company located in Rochester, New York.  The acquisition vertically integrates a portion of the Company’s manufacturing process enabling the Company to capture additional operational efficiencies, and also broadens the array of products and services the Company is able to offer its customers.

The purchase price for the Celmet acquisition was approximately $2.0 million, funded by senior bank debt (see Item 1.01 above).  The purchase price may be adjusted based on a reconciliation of certain acquired assets and liabilities (“Net Value”) to be determined subsequent to the closing date, and a cash payment may be owing to the Company or to the seller, as the case may be.

The Company will lease the premises (approximately 47,500 square feet) that Celmet currently occupies  at 1355-65 Emerson Street, Rochester, New York for a period of 48 months commencing August 1, 2010 at an annual base rent of $190,000.

On August 3, 2010, the Company issued a press release announcing the transaction with Celmet.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Second Amended and Restated Credit Facility Agreement, dated as of July 30, 2010, by and among IEC Electronics Corp. and Manufacturers and Traders Trust Company.

99.1	Press Release issued by IEC Electronics Corp., dated August 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: August 5, 2010	By:	/s/ W.Barry Gilbert
W. Barry Gilbert
Chairman, Chief Executive Officer